UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events

On August 18, 2015, the Delaware Public Service Commission, or DEPSC, made a preliminary ruling in response to Artesian Water Company Inc.'s, or Artesian Water's, April 11, 2014 request to implement new rates to meet a requested increase in revenue of 15.90%, or approximately $10.0 million, on an annualized basis. The actual effective requested increase was 12.6% since Artesian Water had been permitted to recover specific investments made in infrastructure through the assessment of a 3.3% Distribution System Infrastructure Charge ("DSIC"). The preliminary ruling recommends a permanent rate increase in revenue of approximately $6.0 million, or 9.5%, on an annualized basis, which is an incremental increase for customers of approximately 6.2% above the DSIC rate previously in effect.  Additionally, the preliminary ruling includes a return on equity of 9.75%. Artesian Water anticipates the final PSC Order will be issued before the end of the third quarter 2015. The effective date of the permanent rate increase will be identified in the final PSC Order.

As permitted by the DEPSC, two temporary rate increases were placed in effect in 2014. The first step of temporary rates designed to generate an increase of 3.98%, or $2.5 million on an annual basis, was placed into effect on June 10, 2014. At that time, the DSIC rate was set to zero as required by Delaware Statute, resulting in an incremental increase for customers of 0.68%.  A second step of temporary rates designed to generate an increase of 7.17%, or $4.5 million, on an annualized basis, was placed into effect on November 13, 2014.

Since the permanent rate increase will be less than amounts collected under previously approved temporary increases in rates, Artesian Water will be required to refund a portion of the temporary rate increases to its customers. The refund, plus interest, at the average prime rate, for the overpayment from customers will be applied to current and future customer bills once the impact of the new rates is determined. Artesian Water does not expect a material impact on its financial statements due to this refund. A portion of the approved temporary increases in rates will continue to be held in reserve until the final PSC Order is issued by the DEPSC and is not reflected in income. The new rates are designed to allow recovery of capital investments made by Artesian Water and to cover increased costs of operations, including water quality testing, chemicals and electricity for water treatment, taxes, labor and benefits. Artesian Water's last request to implement new rates was filed in April 2011.

Forward Looking Statement

The statements in this Current Report on Form 8-K regarding the size and timing of Artesian Water's rate increase are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause our rate increase and timing to differ materially from those projected, including without limitation, the interpretation of the final order by the PSC and certain factors disclosed under Item 1A, "Risk factors" in our Annual Report on Form 10-K for the year ended December 31, 2014. The forward-looking statements are based on our beliefs as of the date on which the statements were made and we undertake no obligation to update the forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: August 21, 2015	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer